ESCROW AGREEMENT
CROWDCASTING INC.
(Regulation A – Tier 2 Offering)

This Escrow Agreement (the “Agreement”) is made as of [DATE], by and among:

Crowdcasting Inc., a California corporation (the “Company”),
[Escrow Agent Name], a qualified financial institution (the “Escrow Agent”), and the subscribers identified in the Offering Circular (each, an “Investor”).

1. PURPOSE

The Company is conducting a Regulation A Tier 2 offering of up to 25,000,000 shares of common stock at $1.00 per share (the “Offering”), pursuant to its Offering Statement on Form 1-A.

This Agreement establishes an escrow arrangement for the receipt, holding, and disbursement of investor funds in connection with the Offering.

2. APPOINTMENT OF ESCROW AGENT

The Company hereby appoints the Escrow Agent to act as escrow agent for the Offering. The Escrow Agent accepts such appointment and agrees to hold funds in accordance with the terms of this Agreement.

3. DEPOSIT OF FUNDS

(a) Investors shall deliver subscription funds directly to the Escrow Agent.
(b) All funds shall be held in a segregated, non-interest-bearing escrow account.
(c) The Escrow Agent shall not release funds except as provided herein.

4. RELEASE OF FUNDS

(a) Funds shall be released to the Company only upon:

•Acceptance of an investor’s subscription by the Company, and

•Compliance with Regulation A requirements.

(b) The Company may direct the Escrow Agent, in writing, to release funds attributable to accepted subscriptions.

5. REJECTION OF SUBSCRIPTIONS

If a subscription is rejected by the Company:

•The Escrow Agent shall promptly return funds to the Investor

•No interest or deduction shall be applied

6. TERMINATION OF OFFERING

If the Offering is terminated or not qualified:

•All funds held in escrow shall be returned to investors promptly

7. DUTIES OF ESCROW AGENT

The Escrow Agent shall:

•Act solely as a custodian of funds

•Have no responsibility for the validity of subscriptions

•Rely on written instructions from the Company

8. FEES

The Escrow Agent shall be entitled to reasonable fees, to be paid by the Company.

9. LIMITATION OF LIABILITY

The Escrow Agent shall not be liable for any action taken in good faith in accordance with this Agreement.

10. GOVERNING LAW

This Agreement shall be governed by the laws of the State of California.

11. COUNTERPARTS

This Agreement may be executed in counterparts and by electronic signature.

SIGNATURES

CROWDCASTING INC.
By: __________________________
Name: John Stewart
Title: Chief Executive Officer

ESCROW AGENT
By: __________________________
Name: ________________________
Title: ________________________

EXHIBIT LABEL (FOR EDGAR)

Type: EX1A-9 ESCROW AGREEMENT
Description: Escrow Agreement for Regulation A Offering